Exhibit 23.7

Rotterdam, 13 March 2008

Consent Eurochem Maritime B.V.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968, File No. 333-140969 and, File No. 333-140974) of Ampal – American Israel Corporation of our report dated February 27, 2008 relating to the financial statements for consolidation purposes, which appears in this Form 10-K.

Yours faithfully,

MAZARS PAARDEKOOPER HOFFMAN ACCOUNTANTS N.V.
Corporate Assurance Services

A.G. de Nijs RA